Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Alon USA Partners GP, LLC:

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Alon USA Partners, LP 2012 Long-Term Incentive Plan of our report dated August 31, 2012, with respect to the combined financial statements of Alon USA Partners, LP Predecessor included in its Registration Statement (Form S-1 No. 333-183671) and the related prospectus, as declared effective by the Securities and Exchange Commission on November 19, 2012.

(signed) KPMG LLP

Dallas, Texas

December 20, 2012